3RD QUARTER 2020 EARNINGS PRESENTATION October 29, 2020

FORWARD-LOOKING STATEMENTS This presentation contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. These risks and uncertainties include, but are not limited to, the impact of the continuing financial and operational uncertainty due to the COVID-19 pandemic, including its impact on the overall economy, our sales, customers, operations, team members and suppliers. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission. This presentation includes market and industry data, forecasts and valuations that have been obtained from independent consultant reports, publicly available information, various industry publications and other published industry sources. Although we believe these sources are reliable, we have not independently verified the information and cannot make any representation as to the accuracy or completeness of such information. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward- looking statements contained in this presentation or to reflect any change in our expectations after the date of this presentation or any change in events, conditions or circumstances on which any statement is based. Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. These measures, the purposes for which management uses them, why management believes they are useful to investors, and a reconciliation to the most directly comparable GAAP financial measures can be found in the Appendix of this presentation. All references to profit measures and earnings per share on a comparable basis exclude items that affect comparability. 3rd Quarter 2020 Earnings Presentation

PATRICK INDUSTRIES AT A GLANCE (NASDAQ: PATK)

Key Component Manufacturer and Supplier to RV, Marine, Manufactured Housing and Industrial Markets

KEY FACTS

Founded	1959
Headquartered	Elkhart, Indiana
Market-cap[1]	$1.3B
Facilities	~172
Current States Presence	23
Employees	~8,000

Q3'20 LTM RESULTS

Revenue	$2.3B
Net Income	$79MM
Operating Cash Flows	$183MM

SUSTAINABLE COMPETITIVE ADVANTAGES

- Experienced management team with an average of 20+ years of industry experience
- Leading market position
- Deep customer relationships with 30+ years for top customers, including key design partners
- Stable Free Cash Flow (FCF) generation
- Favorable demographic trends supporting growth across multiple end markets
- Diversified end market exposure with favorable secular trends

LEADING AND DIVERSIFIED MARKET PLATFORM

Leisure & Lifestyle		Housing & Industrial	
RV	Marine	MH	Industrial
Travel Trailer, Fifth Wheel, Folding Trailer, Class A, B, C	Pontoon, Fiberglass, Ski & Wake, Aluminum	Manufactured and Modular Housing, Modular Structure	Resid. Housing, Institutional Furniture

Manufacture and Distribute Quality Products that Exceed Customer Expectations

[1] as of 10/28/2020

3rd Quarter 2020 Earnings Presentation PATRICK INDUSTRIES, INC.

KEY MESSAGES Prioritizing health and safety of team members by maintaining a 1 safe work environment while continuing to serve our customers Successfully flexing capacity and making strategic investments to 2 align with increasing consumer demand 3 Leveraging flexible capital structure to pursue acquisition opportunities in our primary markets Completed three strategic acquisitions including Inland Plywood, 4 Synergy RV Transport and Front Range Stone Positioned for Success Now and in the Future 3rd Quarter 2020 Earnings Presentation

3RD QUARTER 2020 FINANCIAL SUMMARY FINANCIAL RESULTS1 Net sales increased 24% to $700.7M • Sales increase driven by strong consumer demand in our Operating income increased 60% to $59.8M leisure lifestyle and industrial markets Operating margin increased 190 basis points to 8.5% • Strong earnings results realized from our ability to flex Net income increased 75% to $37.3M up our operations and leverage fixed costs Diluted EPS increased 76% to $1.62 OTHER IMPORTANT HIGHLIGHTS Increased demand in leisure lifestyle markets with continued momentum heading into 2021 • Continue to actively pursue strategic acquisitions to enhance Generated $73M of operating cash flow in Q3’20; $113M YTD our market position • Focused on capital projects to Available liquidity of $473M, including $62M of cash on hand meet our customers’ needs amidst resurging end market Net Debt-to-Adjusted EBITDA of 2.2x demand • Aggressively managing operating Completed acquisitions of Inland Plywood, Synergy RV Transport and Front costs and working capital Range Stone Continued to return capital to shareholders by paying out our quarterly dividend and resuming share repurchases 1 All metrics compared to 3rd Quarter 2019 unless otherwise noted 3rd Quarter 2020 Earnings Presentation

MARKET SECTOR TRENDS

	RV	MARINE	MH	INDUSTRIAL
Wholesale Shipments	▪ Q3: +33% ▪ '20FY (est.): +MSD	▪ Q3 (est.): (4%) ▪ '20FY (est.): (LDD)	▪ Q3 (est.): (2%) ▪ '20FY (est.): +LSD–MSD	▪ Q3: +11% ▪ '20FY (est.): +LSD–MSD
Retail Shipments[1]	▪ Q3: +25%–30% ▪ '20FY: +MSD–HSD	▪ Q3: +30%–35% ▪ '20FY: +LDD	▪ Q3: (2%) ▪ '20FY: Flat	-
Industry Trends	▪ New buyer traffic and activity remains strong ▪ Dealer inventories at lowest level since prior to 2014 on 45%-50% more retail units shipped ▪ OEM backlogs growing ▪ Continued strength in retail demand coupled with depleted channel inventories pointing to double-digit growth for 2021 wholesale	▪ New buyer traffic and activity remains strong ▪ Dealer inventories at lowest level since prior to 2014 on 25%-30% more retail units shipped ▪ OEM backlogs growing ▪ Expect channel replenishment to carry on through 2021	▪ OEM production rates challenged by labor constraints ▪ Demographic trends continue to support strong demand patterns for quality, affordable homes ▪ OEM backlogs growing	▪ Potential for sustained increase in demand from big box retail as homeowners continue to stay at home and spend on home upgrades ▪ Limited inventory and low interest rates fueling demand for residential construction
COVID-19 Impact	▪ Lifestyle changes of families looking for safe outdoor recreational activities to escape from the indoors leading to increased demand		▪ Urban to suburban and rural relocation ▪ Demographics, low inventories and price points	▪ Urban to suburban and rural relocation ▪ Low inventories and low interest rates

[1] Company estimates

3rd Quarter 2020 Earnings Presentation PATRICK INDUSTRIES, INC.

3RD QUARTER 2020 FINANCIAL RESULTS ($ MILLIONS EXCEPT PER SHARE DATA) OPERATING CASH FLOW FROM NET SALES DILUTED EPS INCOME & MARGIN OPERATIONS +24% +60% +76% (8%) $1.62 $700.7 $59.8 $122.0 $112.8 $566.2 8.5% $37.4 $0.92 6.6% Q3 2019 Q3 2020 Q3 2019 Q3 2020 Q3 2019 Q3 2020 9M 2019 9M 2020 . Growth largely attributable to . Quickly flexed labor force and . Strong operating leverage . Earnings disruptions related to increased consumer demand in operations back up to meet COVID-19 impact on end . High variable cost structure our leisure lifestyle and customer needs markets experienced in late Q1 industrial end markets and in Q2 . Improved operating margin by . Revenues from leisure lifestyle 190bps primarily by leveraging . Strategic inventory and capital market (RV & Marine) fixed costs investments made to ensure increased 34%, with RV up ability to flex and grow with 36% and marine up 25% customer demand . Revenues from housing & industrial markets increased 3%, with MH down 1% and industrial up 9% 3rd Quarter 2020 Earnings Presentation

PERFORMANCE BY MARKET SECTORS ($ MILLIONS) Leisure Lifestyle1 Housing and Industrial1 RV MH +36% (1%) $421.2 $109.1 $107.8 $310.0 Q3 2019 Q3 2020 Q3 2019 Q3 2020 . 60% of sales in Q3 2020 . 15% of sales in Q3 2020 . Content per Unit (TTM) – relatively flat at approximately $3,140 . Content per Unit (TTM) – increased 4% to an estimated $4,503 . Q3 focus on taking care of existing customers increased . Content growth continues to be driven by acquisitions and demand schedules leveraging synergies MARINE INDUSTRIAL +25% +9% $93.4 $75.0 $72.1 $78.3 Q3 2019 Q3 2020 Q3 2019 Q3 2020 . 14% of sales in Q3 2020 . 11% of sales in Q3 2020 . Content per Unit (TTM) – increased 16% to an estimated $1,915 . New Housing Starts in Q3 increased 11% (Q2 declined 15%) . Content growth driven by acquisitions, market share gains and . 60% of revenues tied to new housing starts; our products go into aftermarket growth new homes 4-6 months after new housing starts 1 All metrics compared to 3rd Quarter 2019 unless otherwise noted 3rd Quarter 2020 Earnings Presentation

BALANCE SHEET, CASH FLOW AND LIQUIDITY The strength of our cash flows, combined with our liquidity continue to provide us with the flexibility to navigate a variety of scenarios through these unprecedented times DEBT STRUCTURE AND MATURITIES NET LEVERAGE1 ($ millions) . $550M Senior Secured Revolver, due September 2024 Total Debt Outstanding $702.5 . $100M Term Loan ($95.0M o/s on 9/27/20), pre-determined quarterly Less: Cash on Hand (76.4) installments; balance due @ maturity Net Debt $626.1 . $172.5M 1% Convertible Senior Notes, due February 2023 LTM Adj. EBITDA $279.7 . $300M 7.5% Senior Notes, due October 2027 Net Debt to Adj. EBITDA 2.24x COVENANTS LIQUIDITY ($ millions) . Consolidated Net Leverage Ratio – 2.24x on 9/27/20 vs. maximum 4.00x Total Revolver Credit Capacity $550.0 . Consolidated Fixed Charge Coverage Ratio – 5.76x on 9/27/20 vs. Less: Total Debt Outstanding (139.7) minimum 1.50x (including outstanding letters of credit) Unused Credit Capacity $410.3 LIQUIDITY Add: Cash on Hand 62.3 . Available liquidity, including cash on hand - $472.6M on 9/27/20 Total Available Liquidity $472.6 1 As defined by credit agreement 3rd Quarter 2020 Earnings Presentation

CONCLUSION / TAKEAWAYS MARKET BUSINESS LEADERSHIP STRATEGIC LIQUIDITY POSITION MODEL Market leader in our Deep industry Flexible, high Disciplined cost Strong balance primary market experience and variable cost management sheet with no near- sectors; uniquely proven track record business model to balanced with term debt positioned for near- of successfully drive operational strategic growth maturities, ample and long-term shift navigating efficiency and investment liquidity and an toward outdoor economic cycles navigate through all opportunities enhanced capital activities economic structure conditions Long-Term Shareholder Value Creation 3rd Quarter 2020 Earnings Presentation

Appendix 3rd Quarter 2020 Earnings Presentation

NON-GAAP RECONCILIATIONS Reconciliation of Net Income to EBITDA to LTM Adjusted EBITDA ($ in millons) LTM 9/27/20 Net income $ 79.2 + Depreciation & amortization 69.3 + Interest Expense, net 42.2 + Income taxes 25.8 EBITDA 216.5 + Stock compensation expense 14.6 + Acquisition proforma, transaction-related expenses & other 48.6 LTM Adjusted EBITDA $ 279.7 Reconciliation of Net Leverage* ($ millions) Total debt outstanding @ 9/27/20 $ 702.5 Less: term loan payment - Total debt outstanding @ 9/29/20 702.5 Less: cash on hand @ 9/29/20 (76.4) Net debt @ 9/29/20 $ 626.1 LTM Adjusted EBITDA $ 279.7 Net Debt to Adjusted EBITDA 2.24 X *As defined by credit agreement which includes debt balance and cash balance two days following quarter end Use of Non-GAAP Financial Information Earnings before interest, taxes, depreciation and amortization (“EBITDA”), LTM Adjusted EBITDA, and Net Debt to Adjusted EBITDA are non-GAAP financial measures. In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items and other one-time items. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. 3rd Quarter 2020 Earnings Presentation